Exhibit 99.1

JAMES RIVER ANNOUNCES THIRD QUARTER 2023 RESULTS

Pembroke, Bermuda, November 7, 2023 - James River Group Holdings, Ltd. ("James River" or the "Company") (NASDAQ: JRVR) today reported third quarter 2023 net income available to common shareholders of $16.9 million ($0.45 per diluted share), compared to net loss available to common shareholders of $7.2 million ($0.19 per diluted share) for the third quarter of 2022. Adjusted net operating income1 for the third quarter of 2023 was $18.3 million ($0.48 per diluted share), compared to adjusted net operating income1 of $15.5 million ($0.41 per diluted share) for the third quarter of 2022.
Third Quarter 2023 Highlights:
▪Group combined ratio of 96.2% and Excess and Surplus Lines ("E&S") segment combined ratio of 88.4% on business not subject to retroactive reinsurance accounting for loss portfolio transfers (the "combined ratio"). The Company did not experience any catastrophe losses during the third quarter of 2023. Unless specified otherwise, all underwriting performance ratios presented herein are for our business not subject to retroactive reinsurance accounting for loss portfolio transfers ("LPTs").
▪Core E&S (excluding commercial auto) gross written premium increased 10.3% compared to the prior year quarter, with the majority of underwriting units reporting positive growth results. New business submissions increased 8.4% from the prior year quarter, the strongest quarterly growth rate in more than three years.
▪E&S segment renewal rate change increased 12.4% from the prior year quarter, including 9.1% in casualty lines, with nearly all underwriting divisions reporting positive pricing increases.
▪Specialty Admitted segment combined ratio of 92.5%, with fronting and program gross written premium growth of 3.3%, or 9.9% excluding the non-renewed California workers' compensation program.
▪Net investment income increased 52.0% compared to the prior year quarter, with all asset classes reporting meaningfully higher income.
▪Shareholders' equity per share of $14.95 decreased 3.6%2 sequentially from June 30, 2023, largely due to the decline in accumulated other comprehensive loss ("AOCI") related to interest rate movements during the quarter. Tangible common equity per share1 excluding AOCI increased 3.9%2 sequentially and 14.6%2 from the prior year quarter.
▪Adjusted net operating return on tangible common equity excluding AOCI1 of 13.0% for the third quarter of 2023 and 12.2% for the nine months ended September 30, 2023.

1 Adjusted net operating income, tangible common equity per share, and adjusted net operating return on tangible common equity excluding AOCI are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
2 Percent change before common dividends paid.
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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda
Tel 441.278.4580 ● Fax 441.278.4588

JRVR Announces Third Quarter 2023 Results

Frank D'Orazio, the Company’s Chief Executive Officer, commented on the third quarter, “During the quarter we continued to execute on our strategy of re-focusing our resources on businesses where we have meaningful scale and profitability, highlighted by the sale of the renewal rights of our individual risk workers' compensation business. The E&S segment continues to benefit from strong trading conditions, with renewal rate increases of 12% and greater than 10% premium growth in our Core E&S divisions. The continued exposure reductions in our commercial auto portfolio and increased new business opportunities we are seeing for SME insureds positions us well as we look to the remainder of 2023 and into 2024.”
Third Quarter 2023 Operating Results
•Gross written premium of $342.5 million, consisting of the following:

	Three Months Ended September 30,
($ in thousands)	2023	2022	% Change
Excess and Surplus Lines	$217,151	$204,785	6%
Specialty Admitted Insurance	125,700	123,389	2%
Casualty Reinsurance	(348)	30,331	—
	$342,503	$358,505	(4)%

•Net written premium of $149.5 million, consisting of the following:

	Three Months Ended September 30,
($ in thousands)	2023	2022	% Change
Excess and Surplus Lines	$123,046	$140,984	(13)%
Specialty Admitted Insurance	22,936	18,929	21%
Casualty Reinsurance	3,491	30,338	(88)%
	$149,473	$190,251	(21)%

•Net earned premium of $202.6 million, consisting of the following:

	Three Months Ended September 30,
($ in thousands)	2023	2022	% Change
Excess and Surplus Lines	$157,600	$139,095	13%
Specialty Admitted Insurance	26,073	17,824	46%
Casualty Reinsurance	18,952	33,270	(43)%
	$202,625	$190,189	7%

•Core E&S (excluding commercial auto) gross written premium grew 10.3% compared to the prior year quarter, with particular strength in general casualty, manufacturers and contractors, energy and excess property underwriting units. E&S segment gross written premium increased 6.0% compared to the prior year quarter and was impacted by continued reductions in commercial auto. Renewal rate increases were 12.4% during the third quarter of 2023, representing the twenty-seventh consecutive quarter of renewal rate increases compounding to 77.2%. Premium retention in the segment was lower than recent periods and net written premium declined 12.7% from the prior year quarter due to the impact of a new casualty reinsurance treaty put in place for the segment.
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JRVR Announces Third Quarter 2023 Results

•Gross written premium for the Specialty Admitted Insurance segment increased 1.9% compared to the third quarter of 2022. Fronting and program premium grew 3.3% from the prior year quarter, or 9.9% excluding our large workers' compensation fronted program that was previously not renewed, with growth coming from both new and existing programs. Gross written premium in individual risk workers' compensation declined 11.1%.
•Gross written premium in the Casualty Reinsurance segment was solely related to premium adjustments and was slightly negative during the third quarter of 2023. As announced earlier this year, we have suspended underwriting business in our Casualty Reinsurance segment and have not written or renewed any treaties this year. The earning pattern of the business can extend over multiple years and declines in net earned premium for this segment will lag written premium. We expect to continue to report earned premium over the next several quarters.
•Pre-tax favorable (unfavorable) reserve development by segment on business not subject to retroactive reinsurance accounting for loss portfolio transfers was as follows:

	Three Months Ended September 30,
($ in thousands)	2023	2022
Excess and Surplus Lines	$(7,809)	$(139)
Specialty Admitted Insurance	—	1,268
Casualty Reinsurance	(4,676)	—
	$(12,485)	$1,129
•The unfavorable reserve development in the E&S segment reflects adverse emergence in older accident years within its General Casualty line of business. During the third quarter of 2023, the Company also reduced its estimate of current accident year losses and loss adjustment expenses by $8.0 million to reflect strong rate increases and other underwriting improvements.
•Additionally, the Company recognized adverse prior year development of $7.1 million on the reserves subject to the Commercial Auto LPT, which provides unlimited coverage, and $7.0 million on the reserves subject to the Casualty Reinsurance LPT. Retroactive benefits of $14.0 million were recorded in loss and loss adjustment expenses during the third quarter and the deferred retroactive reinsurance gain on the Balance Sheet is $37.7 million as of September 30, 2023. The Casualty Reinsurance LPT has been in place for two years and has $38.3 million of remaining limit.
•Gross fee income was as follows:

	Three Months Ended September 30,
($ in thousands)	2023	2022	% Change
Specialty Admitted Insurance	$6,833	$5,935	15%
•The consolidated expense ratio was 27.6% for the third quarter of 2023, which was an increase from 24.6% in the prior year third quarter. The expense ratio was primarily impacted by changes in reinsurance cessions in both E&S and Specialty Admitted segments that resulted in a lower level of ceding commissions in the current period.
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JRVR Announces Third Quarter 2023 Results

•As previously disclosed, the Company sold the renewal rights to its Individual Risk Workers' Compensation business to Amynta Group in September 2023. While it did not sell any insurance company entities as part of the transaction, the Company did book a $2.2 million gain on the transaction and wrote off $2.5 million of intangible assets related to a trade name. Due to a short-term fronting arrangement, and likely audit premiums in this line of business, the Company expects to have some premium in this line for the next few quarters.

Investment Results
Net investment income for the third quarter of 2023 was $26.3 million, an increase of 52.0% compared to $17.3 million in the prior year quarter. Growth in income was broad-based across the portfolio, as positive operating cash flow and portfolio cash flow was deployed at higher yields. On a sequential basis, income increased modestly and was primarily driven by fixed maturities and cash.
The Company’s net investment income consisted of the following:

	Three Months Ended September 30,
($ in thousands)	2023	2022	% Change
Private Investments	27	(423)	—
All Other Investments	26,278	17,729	48%
Total Net Investment Income	$26,305	$17,306	52%
The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended September 30, 2023 was 4.4% (versus 3.6% for the three months ended September 30, 2022). The investment yield increased primarily as a result of higher market yields on fixed maturity securities and bank loans.
Net realized and unrealized gains on investments of $0.4 million for the three months ended September 30, 2023 compared to net realized and unrealized losses on investments of $7.8 million in the prior year quarter. The majority of the realized and unrealized gains during the third quarter of 2023 were related to changes in fair values of our secured bank loan portfolio.
Taxes
The Company's effective tax rate fluctuates from period to period based on the relative mix of income reported by country and the respective tax rates imposed by each tax jurisdiction. The effective tax rate for the nine months ended September 30, 2023 was 26.8%.
Tangible Equity
Tangible equity3 of $530.4 million at September 30, 2023 decreased 3.7% compared to tangible equity of $550.7 million at June 30, 2023, as unrealized investment losses in AOCI exceeded net income. AOCI declined by $40.2 million during the third quarter of 2023, due to a decrease in the value of the Company's fixed maturity securities due to an increase in interest rates. Excluding AOCI, tangible equity3 increased 2.8% sequentially.
3 Tangible equity is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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JRVR Announces Third Quarter 2023 Results

Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.05 per common share. This dividend is payable on Friday, December 29, 2023 to all shareholders of record on Monday, December 11, 2023.
Other
In preparing its Quarterly Report on Form 10-Q for the period ended September 30, 2023, management of the Company identified an error in the accounting for reinstatement premium on a specialty casualty reinsurance treaty in its Excess & Surplus Lines segment in the Company's previously issued condensed consolidated financial statements as of and for the three and six months ended June 30, 2023. This error resulted in understatements of ceded written premium, and overstatements of net written premium and net earned premium of $9.4 million and $12.3 million, respectively, and overstatements of net income of $7.8 million and $10.4 million, respectively within the condensed consolidated statements of income and comprehensive income (loss) for the three and six months ended June 30, 2023, as well as corresponding effects on the condensed consolidated balance sheet and consolidated statements of changes in shareholders' equity as of and for the three and six months ended June 30, 2023. The Company's management has assessed the effect of the foregoing on the Company's internal control over financial reporting and disclosure controls and procedures. The Company's control over the review of the determination of when reinstatement premiums for reinsurance should be recognized did not operate effectively as of March 31, 2023 and June 30, 2023 resulting in a material weakness in the Company's internal control over financial reporting. Please refer to the 8-K filed with the Securities and Exchange Commission on November 8, 2023 for additional detail.
Conference Call
James River will hold a conference call to discuss its third quarter results tomorrow, November 8, 2023 at 8:30 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 2447211, or via the internet by visiting www.jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating of our regulated insurance subsidiaries impacting our ability to attract and retain insurance and reinsurance business that our subsidiaries write, our competitive position, and our financial condition; the potential loss of key members of our management team or key employees and our ability to attract and retain
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JRVR Announces Third Quarter 2023 Results

personnel; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a persistent high inflationary environment on our reserves, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance law and regulations; changes in U.S. tax laws and the interpretation of certain provisions of Public Law No. 115-97, informally titled the 2017 Tax Cuts and Jobs Act (including associated regulations), which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or any of its foreign subsidiaries becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Non-GAAP Financial Measures
In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting profit (loss), adjusted net operating income, tangible equity, tangible common equity, adjusted net
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JRVR Announces Third Quarter 2023 Results

operating return on tangible equity (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible equity balances in the respective period), and adjusted net operating return on tangible common equity excluding AOCI (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible common equity balances in the respective period, excluding AOCI), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.
About James River Group Holdings, Ltd.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company that owns and operates a group of specialty insurance and reinsurance companies. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Ltd. on the web at www.jrvrgroup.com
For more information contact:
Brett Shirreffs
SVP, Finance, Investments and Investor Relations
Investors@jrvrgroup.com
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JRVR Announces Third Quarter 2023 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	September 30, 2023	December 31, 2022
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,836,324	$1,783,417
Equity securities, at fair value	115,754	118,627
Bank loan participations, at fair value	152,068	154,991
Short-term investments	54,129	107,812
Other invested assets	31,247	27,447
Total invested assets	2,189,522	2,192,294

Cash and cash equivalents	232,923	173,164
Restricted cash equivalents (a)	106,858	103,215
Accrued investment income	16,681	14,418
Premiums receivable and agents’ balances, net	303,116	340,525
Reinsurance recoverable on unpaid losses, net	1,509,447	1,520,113
Reinsurance recoverable on paid losses	158,841	114,242
Deferred policy acquisition costs	42,140	59,603
Goodwill and intangible assets	214,735	217,507
Other assets	419,224	401,994
Total assets	$5,193,487	$5,137,075

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$2,887,352	$2,768,995
Unearned premiums	616,663	676,016
Funds held (a)	257,653	310,953
Deferred reinsurance gain	37,653	20,091
Senior debt	222,300	222,300
Junior subordinated debt	104,055	104,055
Accrued expenses	55,788	59,566
Other liabilities	304,581	276,435
Total liabilities	4,486,045	4,438,411

Series A redeemable preferred shares	144,898	144,898
Total shareholders’ equity	562,544	553,766
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$5,193,487	$5,137,075

Tangible equity (b)	$530,360	$501,248
Tangible equity per share (b)	$12.17	$11.63
Shareholders' equity per share	$14.95	$14.78
Common shares outstanding	37,619,749	37,470,237

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company. The funds held liability also includes a notional funds withheld account balance related to the loss portfolio transfer retrocession transaction that our Casualty Reinsurance segment entered into in the first quarter of 2022, which is reduced quarterly by paid losses on the subject business.

(b) See “Reconciliation of Non-GAAP Measures”
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JRVR Announces Third Quarter 2023 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except for share data)	2023	2022	2023	2022
REVENUES
Gross written premiums	$342,503	$358,505	$1,134,137	$1,118,155
Net written premiums	149,473	190,251	538,551	560,801

Net earned premiums	202,625	190,189	608,075	566,275
Net investment income	26,305	17,306	77,252	48,278
Net realized and unrealized gains (losses) on investments	362	(7,754)	2,914	(29,874)
Other income	4,135	1,488	6,908	3,304
Total revenues	233,427	201,229	695,149	587,983

EXPENSES
Losses and loss adjustment expenses (a)	139,171	153,008	435,767	409,985
Other operating expenses	57,129	47,584	176,253	146,681
Other expenses	641	210	1,467	578
Interest expense	7,332	4,950	20,889	11,291
Intangible asset amortization and impairment	2,590	90	2,772	272
Total expenses	206,863	205,842	637,148	568,807
Income before taxes	26,564	(4,613)	58,001	19,176
Income tax expense	7,013	8	15,530	5,928
NET INCOME (LOSS)	$19,551	$(4,621)	$42,471	$13,248
Dividends on Series A preferred shares	(2,625)	(2,625)	(7,875)	(6,125)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$16,926	$(7,246)	$34,596	$7,123
ADJUSTED NET OPERATING INCOME (b)	$18,306	$15,499	$50,067	$49,391

INCOME (LOSS) PER COMMON SHARE
Basic	$0.45	$(0.19)	$0.92	$0.19
Diluted (c)	$0.45	$(0.19)	$0.91	$0.19

ADJUSTED NET OPERATING INCOME PER COMMON SHARE
Basic	$0.49	$0.41	$1.33	$1.32
Diluted (c)	$0.48	$0.41	$1.32	$1.31

Weighted-average common shares outstanding:
Basic	37,642,632	37,450,381	37,605,986	37,435,798
Diluted	43,794,090	37,450,381	37,822,774	37,642,656
Cash dividends declared per common share	$0.05	$0.05	$0.15	$0.15

Ratios:
Loss ratio	68.6%	69.5%	68.8%	68.7%
Expense ratio (d)	27.6%	24.6%	28.4%	25.5%
Combined ratio	96.2%	94.1%	97.2%	94.2%
Accident year loss ratio	62.5%	70.1%	66.1%	68.0%
Accident year loss ratio ex-catastrophe losses	62.5%	67.5%	66.1%	67.1%

(a) Losses and loss adjustment expenses include $0.1 million and $17.6 million of expense for unrecognized deferred retroactive reinsurance gains for the three and nine months ended September 30, 2023, respectively ($20.8 million in the respective three and nine month prior year periods).

(b) See "Reconciliation of Non-GAAP Measures".
(c) The outstanding Series A preferred shares were dilutive for the three months ended September 30, 2023. Dividends on the Series A preferred shares were added back to the numerator in the calculation and 5,873,167 common shares from an assumed conversion of the Series A preferred shares were included in the denominator.

(d) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $1.2 million and $3.6 million for the three and nine months ended September 30, 2023, respectively ($914,000 and $2.6 million in the respective prior year periods), and a denominator of net earned premiums.

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JRVR Announces Third Quarter 2023 Results

James River Group Holdings, Ltd. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross written premiums	$217,151	$204,785	6.0%	$732,180	$675,702	8.4%
Net written premiums (a)	$123,046	$140,984	(12.7)%	$442,923	$432,698	2.4%

Net earned premiums (a)	$157,600	$139,095	13.3%	$455,640	$408,280	11.6%
Losses and loss adjustment expenses excluding retroactive reinsurance	(103,077)	(96,355)	7.0%	(307,364)	(270,464)	13.6%
Underwriting expenses	(36,181)	(26,338)	37.4%	(102,827)	(77,623)	32.5%
Underwriting profit (b)	$18,342	$16,402	11.8%	$45,449	$60,193	(24.5)%

Ratios:
Loss ratio	65.4%	69.3%		67.5%	66.2%
Expense ratio	23.0%	18.9%		22.5%	19.1%
Combined ratio	88.4%	88.2%		90.0%	85.3%
Accident year loss ratio	60.4%	69.2%		65.8%	66.2%
Accident year loss ratio ex-catastrophe losses	60.4%	65.6%		65.8%	65.0%

(a) Net written and earned premiums were negatively impacted by $12.3 million of reinstatement premiums related to casualty treaties during the nine months ended September 30, 2023.
(b) See "Reconciliation of Non-GAAP Measures".

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JRVR Announces Third Quarter 2023 Results

SPECIALTY ADMITTED INSURANCE

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross written premiums	$125,700	$123,389	1.9%	$387,175	$374,066	3.5%
Net written premiums	$22,936	$18,929	21.2%	$78,777	$57,524	36.9%

Net earned premiums	$26,073	$17,824	46.3%	$70,412	$55,283	27.4%
Losses and loss adjustment expenses	(20,284)	(15,377)	31.9%	(53,370)	(44,029)	21.2%
Underwriting expenses	(3,822)	(2,162)	76.8%	(15,160)	(9,508)	59.4%
Underwriting profit (a), (b)	$1,967	$285	590.2%	$1,882	$1,746	7.8%

Ratios:
Loss ratio	77.8%	86.3%		75.8%	79.6%
Expense ratio	14.7%	12.1%		21.5%	17.2%
Combined ratio	92.5%	98.4%		97.3%	96.8%
Accident year loss ratio	77.8%	93.4%		77.2%	84.6%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three and nine months ended September 30, 2023 include gross fee income of $6.8 million and $18.3 million, respectively ($5.9 million and $17.4 million in the respective prior year periods).

CASUALTY REINSURANCE

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross written premiums	$(348)	$30,331	—	$14,782	$68,387	(78.4)%
Net written premiums	$3,491	$30,338	(88.5)%	$16,851	$70,579	(76.1)%

Net earned premiums	$18,952	$33,270	(43.0)%	$82,023	$102,712	(20.1)%
Losses and loss adjustment expenses excluding retroactive reinsurance	(15,729)	(20,503)	(23.3)%	(57,471)	(74,719)	(23.1)%
Underwriting expenses	(7,436)	(9,723)	(23.5)%	(28,331)	(31,727)	(10.7)%
Underwriting (loss) profit (a)	$(4,213)	$3,044	—	$(3,779)	$(3,734)	1.2%

Ratios:
Loss ratio	83.0%	61.6%		70.1%	72.7%
Expense ratio	39.2%	29.3%		34.5%	30.9%
Combined ratio	122.2%	90.9%		104.6%	103.6%
Accident year loss ratio	58.3%	61.6%		58.4%	66.1%

(a) See "Reconciliation of Non-GAAP Measures".

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JRVR Announces Third Quarter 2023 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company inclusive of the business subject to retroactive reinsurance accounting for loss portfolio transfers. There is no economic impact to the Company over the life of a loss portfolio transfer contract so long as any additional losses subject to the contract are within the limit of the loss portfolio transfer and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting for loss portfolio transfers gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Excess and Surplus Lines:
Loss Ratio	65.4%	69.3%	67.5%	66.2%
Impact of retroactive reinsurance	(2.0)%	14.9%	1.4%	5.1%
Loss Ratio including impact of retroactive reinsurance	63.4%	84.2%	68.9%	71.3%

Combined Ratio	88.4%	88.2%	90.0%	85.3%
Impact of retroactive reinsurance	(2.0)%	14.9%	1.4%	5.1%
Combined Ratio including impact of retroactive reinsurance	86.4%	103.1%	91.4%	90.4%

Casualty Reinsurance:
Loss Ratio	83.0%	61.6%	70.1%	72.7%
Impact of retroactive reinsurance	17.2%	—%	13.8%	—%
Loss Ratio including impact of retroactive reinsurance	100.2%	61.6%	83.9%	72.7%

Combined Ratio	122.2%	90.9%	104.6%	103.6%
Impact of retroactive reinsurance	17.2%	—%	13.8%	—%
Combined Ratio including impact of retroactive reinsurance	139.4%	90.9%	118.4%	103.6%

Consolidated:
Loss Ratio	68.6%	69.5%	68.8%	68.7%
Impact of retroactive reinsurance	—%	10.9%	2.9%	3.7%
Loss Ratio including impact of retroactive reinsurance	68.6%	80.4%	71.7%	72.4%

Combined Ratio	96.2%	94.1%	97.2%	94.2%
Impact of retroactive reinsurance	—%	10.9%	2.9%	3.7%
Combined Ratio including impact of retroactive reinsurance	96.2%	105.0%	100.1%	97.9%

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JRVR Announces Third Quarter 2023 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses excluding the impact of loss portfolio transfers accounted for as retroactive reinsurance and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Underwriting profit (loss) of the operating segments:
Excess and Surplus Lines	$18,342	$16,402	$45,449	$60,193
Specialty Admitted Insurance	1,967	285	1,882	1,746
Casualty Reinsurance	(4,213)	3,044	(3,779)	(3,734)
Total underwriting profit of operating segments	16,096	19,731	43,552	58,205
Other operating expenses of the Corporate and Other segment	(8,482)	(8,447)	(26,312)	(25,209)
Underwriting profit (a)	7,614	11,284	17,240	32,996
Losses and loss adjustment expenses - retroactive reinsurance	(81)	(20,773)	(17,562)	(20,773)
Net investment income	26,305	17,306	77,252	48,278
Net realized and unrealized gains (losses) on investments	362	(7,754)	2,914	(29,874)
Other expense	2,286	364	1,818	112
Interest expense	(7,332)	(4,950)	(20,889)	(11,291)
Amortization of intangible assets	(90)	(90)	(272)	(272)
Impairment of IRWC trademark intangible asset	(2,500)	—	(2,500)	—
Consolidated income (loss) before taxes	$26,564	$(4,613)	$58,001	$19,176

(a) Included in underwriting results for the three and nine months ended September 30, 2023 is gross fee income of $6.8 million and $18.3 million, respectively ($5.9 million and $17.4 million in the respective prior year periods).

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JRVR Announces Third Quarter 2023 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) the impact of loss portfolio transfers accounted for as retroactive reinsurance, b) net realized and unrealized gains (losses) on investments, c) certain non-operating expenses such as professional service fees related to a purported class action lawsuit, various strategic initiatives, and the filing of registration statements for the offering of securities, and d) severance costs associated with terminated employees. We use adjusted net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income available to common shareholders reconciles to our adjusted net operating income as follows:

	Three Months Ended September 30,
	2023		2022
($ in thousands)	Income Before Taxes	Net Income	Income Before Taxes	Net Income
Income (loss) available to common shareholders	$23,939	$16,926	$(7,238)	$(7,246)
Losses and loss adjustment expenses - retroactive reinsurance	81	750	20,773	16,411
Net realized and unrealized investment (gains) losses	(362)	(212)	7,754	6,581
Other (income) expenses	(1,531)	(1,133)	(247)	(247)
Impairment of IRWC trademark intangible asset	2,500	1,975	—	—
Adjusted net operating income	$24,627	$18,306	$21,042	$15,499

	Nine Months Ended September 30,
	2023		2022
($ in thousands)	Income Before Taxes	Net Income	Income Before Taxes	Net Income
Income available to common shareholders	$50,126	$34,596	$13,051	$7,123
Losses and loss adjustment expenses - retroactive reinsurance	17,562	16,247	20,773	16,411
Net realized and unrealized investment (gains) losses	(2,914)	(2,391)	29,874	25,757
Other (income) expenses	(733)	(360)	100	100
Impairment of IRWC trademark intangible asset	2,500	1,975	—	—
Adjusted net operating income	$66,541	$50,067	$63,798	$49,391

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JRVR Announces Third Quarter 2023 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A preferred shares and the unrecognized deferred retroactive reinsurance gain on loss portfolio transfers less goodwill and intangible assets (net of amortization). We define tangible common equity as tangible equity less mezzanine Series A preferred shares. Our definition of tangible equity and tangible common equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity and tangible common equity for September 30, 2023, June 30, 2023, December 31, 2022, and September 30, 2022.

	September 30, 2023	June 30, 2023 (As Restated)	December 31, 2022	September 30, 2022
($ in thousands, except for share data)
Shareholders' equity	$562,544	$585,542	$553,766	$526,804
Plus: Series A redeemable preferred shares	144,898	144,898	144,898	144,898
Plus: Deferred reinsurance gain	37,653	37,572	20,091	20,773
Less: Goodwill and intangible assets	214,735	217,325	217,507	217,598
Tangible equity	$530,360	$550,687	$501,248	$474,877
Less: Series A redeemable preferred shares	144,898	144,898	144,898	144,898
Tangible common equity	$385,462	$405,789	$356,350	$329,979
Less: AOCI	(188,825)	(148,599)	(163,044)	(175,249)
Tangible common equity excluding AOCI	$574,287	$554,388	$519,394	$505,228

Common shares outstanding	37,619,749	37,619,226	37,470,237	37,450,438
Common shares from assumed conversion of Series A preferred shares	5,971,184	5,640,158	5,640,158	5,640,158
Common shares outstanding after assumed conversion of Series A preferred shares	43,590,933	43,259,384	43,110,395	43,090,596

Equity per share:
Shareholders' equity	$14.95	$15.56	$14.78	$14.07
Tangible equity	$12.17	$12.73	$11.63	$11.02
Tangible common equity	$10.25	$10.79	$9.51	$8.81
Tangible common equity excluding AOCI	$15.27	$14.74	$13.86	$13.49
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